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                                                                   EXHIBIT 99.11

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the inclusion in Post-Effective Amendment No. 41 to the Registration Statement on Form N-1A (1933 Act File Number 2-42722) of Eaton Vance Income Fund of Boston (the "Fund") of our report dated October 27, 1995 on our audit of the financial statements and financial highlights of the Fund which report is included in the Annual Report to Shareholders for the year ended September 30, 1995, which is incorporated by reference in this Registration Statement.

    We also consent to the reference to our Firm under the heading "The Fund's Financial Highlights" in the Prospectus and, under the heading "Financial Statements" and under the heading "Independent Accountants" in the Statement of Additional Information of the Registration Statement.

                                              /s/ COOPERS & LYBRAND L.L.P.
                                                  -----------------------------
                                                  COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
November 27, 1995